                                LICENSE AGREEMENT

     This License Agreement (the "Agreement") is made and entered into this 14th day of November, 2001, by and between Kelysoft, Ltd., with offices at 23 Kanfey
Nesharin St., Jerusalem, Israel ("Kelysoft"), and Cellcom Tech, Inc., a New York
corporation with offices at 478 Coney Island Ave, Brooklyn, NY 11218
("Cellcom").

    1. LICENSE GRANT. Kelysoft grants Cellcom a non-exclusive, non-transferable worldwide license to use the Licensed Software for Cellcom's usual business purposes for a term of three (3) years commencing upon the execution of this
Agreement (the "License Term").

     "Licensed Software" means the software products and equipment, described and listed in Exhibit A, related to KELYCALL, including (i) manuals and other related end user documentation provided by Kelysoft; and (ii) modifications, corrections, or updates furnished by Kelysoft. Cellcom may acquire additional copies of the Licensed Software or other Kelysoft products or services by submitting an order to Kelysoft.

     Kelysoft retains all right, title and interest in the Licensed Software.

     2. PAYMENT. Cellcom agrees to pay Kelysoft the fees set forth in Exhibit B
(the "License Fees").

     3. SPECIFICATIONS AND WARRANTIES. Kelysoft warrants that the Licensed
Software under maintenance, unless modified by Cellcom, will substantially conform with the Kelysoft Technical Report and published documentation for a period of one year from delivery of the Licensed Software. Kelysoft's warranty shall not extend to problems in the Licensed Software that result from: (i)
Cellcom's failure to implement all updates issued by Kelysoft during the warranty period; (ii) modifications made by Cellcom to its operating system or environment that adversely affect the Licensed Software; or (iii) any alterations or additions to the Licensed Software not performed by Kelysoft.

     4. SERVICES. Cellcom may request from Kelysoft, as an independent contractor, installation, technical, consulting, maintenance and long-term support assistance, as more fully described in the Services Agreement (Exhibit
C).

     5. INDEPENDENT CONTRACTOR. Nothing in this Agreement shall be construed to create a partnership, joint venture, agency relationship or employment relationship between Cellcom and Kelysoft. Neither party has the right or authority to assume or to create any obligation on behalf of the other party.

     6. CONFIDENTIAL INFORMATION. Because of the nature of this transaction, the parties may encounter information that is confidential to one another
("Confidential Information"). Confidential Information is information that is clearly marked as confidential or proprietary. Oral information will be treated as Confidential Information if the disclosing party submits to the other party written notice describing the Confidential Information within thirty (30) days of its disclosure. Both parties agree to protect Confidential Information in the same manner as they protect their own confidential information. Information is not confidential if the: (i) information is disclosed by a third party without a duty of nondisclosure; (ii) information is previously in the public domain;
(iii) information is in the other party's lawful possession prior to disclosure;
or (`v) information is independently developed by the other party. Both parties agree to keep each other's Confidential Information confidential for the term of this Agreement and for two (2) years after termination.

     7. INDEMNIFICATION. Kelysoft agrees, at its option and expense, to defend or settle, any claim against Cellcom that the Licensed Software infringes a
United States patent or copyright, if Cellcom provides Kelysoft with (i) written notice within thirty (30) days of the claim; (ii) authority, assistance and information to perform its duties under this Section; and (iii) sole control of the defense. If Kelysoft believes a final injunction is likely to be entered prohibiting Cellcom from exercising its right to use the Licensed Software then
Kelysoft may, at its option and expense; (i) obtain the night to use the
Licensed Software; (ii) modify the Licensed Software to be non-infringing; (iii)
replace the Licensed Software with non-infringing software of substantially the same functionality as the Licensed Software; or (iv) accept return of the
Licensed Software and refund the license fee paid for the relevant Licensed
Software, less a reasonable sum for use. Kelysoft does not assume liability for infringement claims arising from modification of the Licensed Software not made by Kelysoft.

     8. LIMITATIONS OF ACTIONS. Neither party shall maintain any action against the other party unless written notice of any claim alleged to exist is delivered by the other party within three business days after the event complained of first becomes known, and an action is commenced within ninety days after such notice.

     9. TERMINATION. This Agreement shall remain in effect for the term of the
License Term, unless terminated as provided for herein. Kelysoft may terminate this Agreement if Cellcom materially breaches this Agreement and does not cure the breach within thirty (30) days of receipt of written notice of such breach.
Cellcom may terminate this Agreement at any time during the License Term, for whatsoever reason.

     10. ASSIGNABILITY. Neither party shall not assign any right or interest in this Agreement without the prior written approval of the other party.

     11. WAIVER. A waiver of any breach or default under this Agreement shall not constitute a waiver of any other right for subsequent breach or default.
Failure to enforce any term of this Agreement shall not constitute a waiver of any rights to enforce subsequent breaches.

     12. SEVERABILITY. If any provision of this Agreement is declared void, or otherwise unenforceable, that provision shall be deemed to have been severed from this Agreement, which shall otherwise remain in full force and effect.

     13. NOTICES. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by certified mail, overnight courier, or facsimile (followed by prompt transmission of the original of such notice by any of the foregoing means), in each case proper postage or other charges pre-paid and addressed as set forth below:

If to Cellcom:

Cellcom Tech, Inc.
478 Coney Island Ave
Brooklyn, NY 11218
Fax #:  877-813-9680

with a copy to:

Dan Brecher, Esq.
99 Park Ave, 16th Floor
New York, New York  10016
Phone #:  212-286-0747
Fax #:  212-808-4155

If to Kelysoft:
23 Kanfey Nesharin St.,
Jerusalem, Israel
Fax #:  ______________

Such notice shall be deemed given when actually received. Any party may change the address for notices by service of notice to the other as herein provided.

     14. ENTIRE AGREEMENT. This Agreement, including the exhibits annexed hereto, represent the entire agreement between the parties and supersede any previous contemporaneous oral or written agreements, commitments, representations or communications regarding the subject matter of this
Agreement. Any modification to this Agreement must be in writing and signed by a duly authorized agent of both parties.

     15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16. GOVERNING LAW. This Agreement shall be governed for all purposes by the laws of the State of New York without regard to conflict of laws principles. The parties expressly agree to jurisdiction of the state and federal courts located in the City, County and State of New York. The parties irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of certified mail, return receipt requested, or overnight courier, in care of the address set forth herein or such other address as provided for in accordance with this Agreement.

Kelysoft, Ltd.                             Cellcom Tech, Inc.

By: /s/ Layani Albert                      By:  /s/ Hay Abeckaser
   --------------------------                 --------------------------
         Authorized Signature                       Authorized Signature

Name:  Layani Albert                       Name:  Hay Abeckaser

Title: Pres. CEO                           Title: Pres.

Address: Kanfe Nesharim 24, Suite          Address: 482 Coney Island
235 - Jerusalem - Israel                   Ave Brooklyn, NY 11218

Date:  11/15/01                            Date:  11/15/01

                                    EXHIBIT A
                                 SOFTWARE LEASED

KELYCALL platform, including KELY Switch and KELY Manager.

Quantity: _______

KELYCALL platform includes computer software and corresponding equipment, including switching centers, database serve, connection machine, and hub, that relate to technology and material that enable certain capabilities in connection with the use of a cellular phone, including the activation of the cellular phone, tracking of time of calls made on a cellular phone, calculation of a pre-set time limit on the cellular phone, phone calls, and addition of pre-paid time onto a cellular phone account.

                                    EXHIBIT B
                                  LICENSE FEES

As payment in full, Cellcom will issue to Kelysoft 50,000 shares of Cellcom's restricted and unregistered common stock. Cellcom agrees to use reasonable commercial efforts to file, within a period of one year from the date of the
Agreement, a registration statement for the resale of the shares.

Kelysoft in electing to receive the compensation herein has relied upon an independent investigation made by it and its representatives, if any. There is no guarantee of any kind of the value of the securities, now or in the future.
Kelysoft acknowledges that it is an "accredited investor" as defined in S.E.C.
Rule 501(a) of the Act, and has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to Kelysoft and that it can bear the economic risk of loss of its entire investment. In addition, Kelysoft has had the opportunity to meet with representatives of Cellcom and to speak to such representatives by telephone to ask such questions and receive such other information about Cellcom as Kelysoft might desire.

                                    EXHIBIT C
                               SERVICES AGREEMENT

     This Service Agreement (the "Agreement") is made and entered into this 14th day of November, 2001, by and between Kelysoft, Ltd., with offices at 23 Kanfey
Nesharin St., Jerusalem, Israel ("Kelysoft"), and Cellcom Tech, Inc., a New York
corporation with offices at 478 Coney Island Ave, Brooklyn, NY 11218
("Cellcom").

     1. GENERAL DESCRIPTION OF OBJECTIVES AND SCOPE OF SERVICE. Cellcom hereby engages Kelysoft as an independent contractor, and not as an employee or agent of Cellcom, to provide to Cellcom the services, as hereinafter set forth in greater detail and within guidelines established by Cellcom and Kelysoft.
Kelysoft is not granted any right or authority to assume or create any obligation or liability, express or implied, on behalf of Cellcom or in its name, or to accept service of process in any action on its behalf or in its name, or to bind Cellcom in any manner or form whatsoever.

     Cellcom hereby retains Kelysoft to perform such installation, maintenance, consulting and advisory services requested by Cellcom for the term of this
Agreement (the "Services") in connection with the License of Computer Software
Agreement between the parties. The Services shall include maintaining Cellcom's computers, hardware, software, and other equipment related to the operations of
Cellcom's telephony services and products, and instructing employees of Cellcom on the use and workings of such hardware, software and other equipment, and
Kelysoft agrees to perform such services as are customary for such position.
Kelysoft agrees to perform for Cellcom the Services, including preparation of any documentation related thereto. Kelysoft further agrees to perform the
Services in a good workmanlike manner. All Services requested by Cellcom shall be performed by Avraham Layani, David Perez, and Moty Elbaz. Kelysoft shall devote such time and efforts as are reasonably consistent with the needs of
Cellcom, and will devote such time as Cellcom reasonably requests and requires.

     2. TERM OF AGREEMENT. The term of the Agreement shall be for a period of one year commencing with the date of this Agreement, unless earlier termination:
(a) upon death of any employee of Kelysoft referenced herein; and (b) at the option of Cellcom upon 30 days' prior written notice to Kelysoft, in the event any employee of Kelysoft referenced herein, by reason of physical injury or illness, is unable to materially perform his duties hereunder for a continuous period of 30 days and has no expectation of performing the Services within a reasonable time thereafter. The Agreement may be renewed for additional one-year periods at the option of Cellcom, provided however that a License Agreement between the parties remains in effect. Either party shall have the right to terminate this Agreement immediately upon a material breach, which remains uncured for thirty days after written notice thereof is sent. Notice thereof shall be given by certified mail and facsimile.

     3. PAYMENTS. Cellcom shall pay Kelysoft at a rate of 3,000 shares of
Cellcom's restricted and unregistered common stock for the term of this
Agreement for each month Services are requested and fully performed. Kelysoft in electing to receive the compensation herein has relied upon an independent investigation made by it and its representatives, if any. There is no guarantee of any kind of the value of the securities, now or in the future. Kelysoft acknowledges that it is an "accredited investor" as defined in S.E.C. Rule
501(a) of the Act, and has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to Kelysoft and that it can bear the economic risk of loss of its entire investment. In addition, Kelysoft has had the opportunity to meet with representatives of Cellcom and to speak to such representatives by telephone to ask such questions and receive such other information about Cellcom as Kelysoft might desire.

     4. CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential
Information" shall mean any information obtained by Kelysoft from, or disclosed to Kelysoft by Cellcom which relates to the past, present or future research, development and business activities of Cellcom (or Cellcom's affiliated companies), and to any of the intellectual property related thereto, to any intellectual property developed by Kelysoft, heretofore or hereafter, or that is previously known to Kelysoft or is publicly disclosed by Cellcom either prior or subsequent to Kelysoft's receipt of such Confidential Information. Kelysoft shall hold all such receipt of such information in trust and confidence for
Cellcom for an infinite period, and, except as may be authorized by Cellcom in writing, Kelysoft shall not disclose to any person, firm or enterprise, or use for his benefit, any such confidential information. Upon termination or expiration of this Agreement, Kelysoft shall deliver to Cellcom all items in its possession, which may contain any such confidential information.

     5. COVENANT NOT TO COMPETE. During the term of this Agreement, Kelysoft will not, within any jurisdiction in which Kelysoft or any affiliate conducts its business operations, or in any way materially competing with Cellcom, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type or character engaged in or competitive with that conducted by Cellcom.

     6. TERMINATION. In the event of termination of this Agreement, absent
Kelysoft's material breach, Cellcom will provide four (4) weeks' notice of termination. In the event Cellcom fails to provide a four (4) week notice of termination, Cellcom will be obligated to pay for Services that would have been rendered during that four (4) week period. Termination of this Agreement shall not relieve any obligations pursuant to the License Agreement. The License
Agreement shall survive the termination of this Agreement.

     7. ASSIGNABILITY. Neither party shall not assign any right or interest in this Agreement without the prior written approval of the other party.

     8. WAIVER. A waiver of any breach or default under this Agreement shall not constitute a waiver of any other right for subsequent breach or default. Failure to enforce any term of this Agreement shall not constitute a waiver of any rights to enforce subsequent breaches.

     9. SEVERABILITY. If any provision of this Agreement is declared void, or otherwise unenforceable, that provision shall be deemed to have been severed from this Agreement, which shall otherwise remain in full force and effect.

     10. NOTICES. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by certified mail, overnight courier, or facsimile (followed by prompt transmission of the original of such notice by any of the foregoing means), in each case proper postage or other charges pre-paid and addressed as set forth below:

If to Cellcom:

Cellcom Tech, Inc.
478 Coney Island Ave
Brooklyn, NY 11218
Fax #:  877-813-9680

with a copy to:

Dan Brecher, Esq.
99 Park Ave, 16th Floor
New York, New York  10016
Phone #:  212-286-0747
Fax #:  212-808-4155

If to Kelysoft:
23 Kanfey Nesharin St.,
Jerusalem, Israel
Fax #:  ______________

Such notice shall be deemed given when actually received. Any party may change the address for notices by service of notice to the other as herein provided.

     11. ENTIRE AGREEMENT. This Agreement, together with the License Agreement, including the exhibits annexed thereto, represent the entire agreement between the parties and supersede any previous contemporaneous oral or written agreements, commitments, representations or communications regarding the subject matter of this Agreement. Any modification to this Agreement must be in writing and signed by a duly authorized agent of both parties.

     12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. GOVERNING LAW. This Agreement shall be governed for all purposes by the laws of the State of New York without regard to conflict of laws principles. The parties expressly agree to jurisdiction of the state and federal courts located in the City, County and State of New York. The parties irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of certified mail, return receipt requested, or overnight courier, in care of the address set forth herein or such other address as provided for in accordance with this Agreement.

Kelysoft, Ltd.                             Cellcom Tech, Inc.

By:                                        By:  /s/ Hay Abeckaser
   --------------------------                 --------------------------
         Authorized Signature                       Authorized Signature

Name:  Layani Albert                       Name:  Hay Abeckaser

Title: Pres. CEO                           Title: Pres.

Address: Kanfe Nesharim 24, Suite          Address: 482 Coney Island
235 - Jerusalem - Israel                   Ave Brooklyn, NY 11218

Date:  11/15/01                            Date:  11/15/01